UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2011

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA	91403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 5, 2011, Signature Group Holdings, Inc. (the “Company”) issued a press release which announced its intention to hold its annual meeting of shareholders in May 2012 (the “2012 Annual Meeting”). The exact date, time and location for the 2012 Annual Meeting will be provided to all shareholders in the Company’s proxy statement for the 2012 Annual Meeting (the “Proxy Statement”) in accordance with the Securities and Exchange Commission (“SEC”) proxy rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shareholders who wish to include a proposal in the Proxy Statement pursuant to Rule 14a-8 of the Exchange Act should provide the appropriate information to the Company’s corporate secretary by January 27, 2012 in order to be considered by the Company for inclusion in the Proxy Statement. If a shareholder wishes to submit a proposal at the 2012 Annual Meeting outside of Rule 14a-8, then in order for such proposal to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act (which rule relates to the circumstances under which a proxy appointment may confer discretionary authority upon a proxy to vote on certain matters), the proposal must be received by the Company’s corporate secretary by no later than January 27, 2012.

The Company’s ability to hold the 2012 Annual Meeting is dependent on the Company becoming current in its Exchange Act periodic reporting. Based upon the progress made as of the date hereof, the Company expects that: (i) it will become current in its Exchange Act periodic reporting with the filing of its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2011 and September 30, 2011 prior to the end of the year, and (ii) it will timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, although no assurance can be given that the Company will be able to file such reports in the aforementioned timeframe.

The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 5, 2011, issued by Signature Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: December 5, 2011	By:	/s/ David N. Brody
	Name:	David N. Brody
	Title:	Sr. Vice President, Counsel & Secretary

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